CONSULTING AGREEMENT

As of May 15th, 2000, I have been engaged as a consultant with AudioMonster Online, Inc. (the "Company"). In that role I have advised and will continue to advise the Company concerning bona-fide business matters as generally described below. I will receive, as part of my compensation for these services, common stock of the Company in an amount to be determined. I hereby acknowledge the following representations to the Company.

I certify that I have not, and do not intend to, consult with or advise the Company, as part of this Agreement, in connection with the offer or sale of its securities in a capital-raising transaction, and have not and will not directly or indirectly promote or maintain a market for the Company's securities. I enter into this agreement as a natural person on my own behalf, not on behalf of any corporation, partnership, or other entity.

Signed this 15th day of May, 2000,




/s/ Terry Kirby
          Signature

Terry Kirby

          Print Name

General Services to be provided:


As the European Media Relations Consultant, the Consultant agrees to perform for the Company all services and consulting related to the strategic planning and development of a European public relations program directed at informing the European public as to the business of the Company. Consulting services include, but are not limited to, providing information, evaluation and analysis with regard to the public relations program.